Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 22, 2022, among NET1 UEPS TECHNOLOGIES, INC., a public company incorporated in the State of Florida (the "Company"), NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED, a private company incorporated in the Republic of South Africa ("Net1 SA"), and VALUE CAPITAL PARTNERS PROPRIETARY LIMITED, a private company incorporated in the Republic of South Africa ("VCP"), for itself and in its capacity as investment manager of the Funds.  Capitalized terms used herein and not otherwise defined herein are defined in Section 6 hereof.

WHEREAS, subject to the terms and conditions set forth in this Agreement, VCP wishes to procure that the Funds purchase from the Company and the Company wishes to issue and sell to the Funds, up to Three Hundred Fifty Million South African Rand (ZAR 350 million or its U.S. dollar equivalent) of the Company's common stock, par value $0.001 per share (including any class of shares having substantially the same rights following any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction) (the "Common Stock"), as determined in accordance with this Agreement.  The shares of Common Stock to be issued to the Funds in connection with any purchase of Common Stock pursuant to Section 1 of this Agreement shall be issued from the South African branch register and are referred to as the "Securities".

NOW THEREFORE, the parties hereto agree as follows:

1. PURCHASE OF SECURITIES.

Subject to the terms and conditions set forth in this Agreement, VCP has the obligation to procure that the Funds will subscribe for, and the Company has the obligation to issue and sell to the Funds, Common Stock as follows:

(a) Effectiveness.  The obligation of the parties hereunder shall be subject to satisfaction of the following conditions precedent by no later than the Longstop Date:

(i) the acquisition transactions contemplated by the Sale Agreement shall have been consummated such that the Closing shall have occurred; and

(ii) the Company and VCP shall have entered into Amendment No. 2 to the Cooperation Agreement between the Company and VCP, which Amendment No. 2 shall be substantially in the form of Exhibit A attached hereto.

(b) The Party's Obligations.  The Company shall, as soon as practicably possible after the occurrence of a Trigger Event (as defined below), notify VCP in writing of such Trigger Event and of its election for a subscription to occur pursuant to the terms of this Agreement. Subject to the terms and conditions of this Agreement and after satisfaction of the conditions precedent set forth in Section 1(a) above (the date of such satisfaction of such conditions precedent, the "Commencement Date"), in the event of a Trigger Event (as defined below) and the notification described in the preceding sentence, VCP shall procure that one or more of the Funds (the "Purchasing Funds") will (in such proportions as VCP will promptly communicate in writing to the Company), subscribe for, and the Company shall have the obligation to issue and sell to the Purchasing Funds, Common Stock if (i) an Event of Default occurs (a "Default Trigger Event"), (ii) Net1 SA fails to pay all outstanding amounts in respect of Facility H on the Maturity Date (a "Facility H Trigger Event"), or (iii) the market capitalization of the Company on the Principal Market (based on the closing price on such exchange) falls and remains below the U.S. dollar equivalent of Two Billion Six Hundred Million South African Rand (ZAR 2,600,000,000) on more than one day (a "Net 1 Market Price Trigger Event", and each of a Net 1 Market Price Trigger Event, a Default Trigger Event and a Facility H Trigger Event, being referred to as a "Trigger Event"). The U.S. dollar equivalent market capitalization shall be calculated and converted into South African Rand in accordance with the following formula:

(x) ONS multiplied by (y) "X" multiplied by (z) "ER"

where "ONS" is the outstanding number of shares of Common Stock on the date of determination; "X" is the closing price of the Company's Common Stock on the Principal Market on the date of determination; and "ER" is the rate at which ZAR may be exchanged into U.S. dollars, as set forth at the closing of the Principal Market on the date of determination on the Reuters World Currency Page "FX=" for ZAR.

In the event of a Trigger Event, VCP shall procure that the Purchasing Funds pay, in accordance with Section 1(c) below, ZAR 350,000,000 (the "Purchase Amount") for the purchase (the "Purchase") of such number of shares of Common Stock (the "Securities") as results from the application of the following formula:

(x) 350,000,000 divided by (y) the product of (a) "ER" multiplied by (b) "Y"

where "ER" is the rate at which ZAR may be exchanged into U.S. dollars, as set forth at the closing of the Principal Market on the Determination Date (as defined below) on the Reuters World Currency Page "FX=" for ZAR; and "Y" is the volume weighted average price of Common Stock on the Principal Market on the Determination Date.

(c) Payment for Common Stock.  In the event of a Default Trigger Event or a Facility H Trigger Event, the date of determination of such number of shares of Common Stock shall be five (5) Business Days (the "Default Event Determination Date") after the date of release by the Company (after such Default Trigger Event or Facility H Trigger Event) of its most recent quarterly results advising shareholders of the occurrence of such Default Trigger Event or Facility H Trigger Event.  In the event of a Net 1 Market Price Trigger Event, the date of determination of such number of shares of Common Stock (the "Market Event Determination Date" and together with the Default Event Determination Date, the "Determination Date") shall be the date of the Net 1 Market Price Trigger Event.  VCP shall procure that the Purchasing Funds pay to the Company an amount equal to the Purchase Amount as full payment for such Common Stock via wire transfer of immediately available funds in ZAR into a ZAR denominated non-resident bank account in South Africa within no more than twenty (20) Business Days of any Determination Date.  Upon receipt by the Company of full payment of the Purchase Amount related to such Purchase, the Company shall promptly deliver notice to the Transfer Agent of the Purchase, including instructions to the Transfer Agent to promptly issue the Securities to each of the Purchasing Funds in such number as may be stipulated in such instruction. Should a Default Trigger Event or a Facility H Trigger Event occur, and before the Default Event Determination Date, a Net 1 Market Price Trigger Event occurs, the subscription pursuant to the Net 1 Market Price Trigger Event shall apply to the exclusion of the subscription pursuant to either a Default Trigger Event or a Facility H Trigger Event.  All payments made under this Agreement shall be made in lawful money of the Republic of South Africa via wire transfer of immediately available funds to such account in the Republic of South Africa as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement.  Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.  The Company shall procure that the Securities are listed on the South African branch of the securities register maintained by the Company.

(d) Use of Proceeds. The Company and Net1 SA shall use the net proceeds from the sale of Securities hereunder to settle Facility H, and Facility G, in accordance with the terms thereof.

(e) Purchase Limitation.  Notwithstanding anything else herein to the contrary, the Company shall not issue or sell shares of Common Stock and VCP shall not purchase any shares of Common Stock and VCP shall procure that none of the Funds will subscribe for any shares of Common Stock in any such issuance, which, in the aggregate, are in excess of the Share Cap without Requisite Stockholder Approval.

2. VCP'S REPRESENTATIONS AND WARRANTIES.

VCP represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a) VCP Status.  VCP has discretionary authority to act on behalf of the Funds and has full investment authority to commit the Funds' respective capital to give effect to the terms hereof.

(b) Investment Purpose.  VCP is entering into this Agreement for itself and on behalf of the Funds and acquiring the Securities for the account of the Purchasing Funds for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

(c) Accredited Investor Status.  Each of VCP and the Funds is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the 1933 Act.

(d) Reliance on Exemptions.  VCP, as manager of  the Funds, understands that the Securities are being offered and sold to the Purchasing Funds in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and VCP's compliance with, the representations, warranties, agreements, acknowledgments and understandings of VCP set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchasing Funds to acquire the Securities.

(e) Information.  VCP has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by VCP, including, without limitation, all reports, schedules, forms, statements and other documents required to be filed with the SEC pursuant to the reporting requirements of the 1934 Act (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein).  VCP understands that its investment in the Securities involves a high degree of risk.  VCP has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities.  Neither such inquiries nor any other due diligence investigations conducted by VCP or its representatives shall modify, amend or affect VCP's right to rely on the Company's representations and warranties contained in Section 3 below.  VCP has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to procuring the acquisition by the Purchasing Funds of the Securities.

(f) No Governmental Review.  VCP, as manager of  the Funds, understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the transaction of the Securities.

(g) Transfer or Sale.  VCP, as manager of the Funds, understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) Organization.  Each of VCP and, to the best of VCP's knowledge and belief, each of the Funds is a limited liability company, limited liability partnership, investment scheme in hedge funds or pension fund organization duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(i) Authorization; Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of VCP (by means of VCP's signature therefor) and is a valid and binding agreement of VCP enforceable against VCP in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation.  The approval, implementation, execution and delivery of this Agreement and the consummation by VCP and the Funds of the transactions contemplated hereby does not conflict with VCP's or, to the best of VCP's knowledge and belief, the Funds' certificate of organization or operating agreement or similar documents, and do not require further consent or authorization by VCP or, to the best of VCP's knowledge and belief, the Funds, or either of their managers or members.

(j) No Prior Short Selling.  VCP represents and warrants to the Company that at no time prior to the date of this Agreement has any of VCP , its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, for itself or on behalf of the Funds any (i) "short sale" (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Securities or (ii) hedging transaction, which establishes a net short position with respect to the Securities.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to VCP that as of the date hereof and as of the Commencement Date:

(a) Organization.  The Company is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(b) Authorization; Validity; Enforcement.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including without limitation the issuance of the Securities issuable under this Agreement, have been duly authorized by the board of directors of the Company (the "Board of Directors") or a duly authorized committee thereof, do not conflict with the Company's articles of incorporation or bylaws, and do not require further consent or authorization by the Company, its Board of Directors or its shareholders.  This Agreement has been duly executed and delivered by the Company.  This Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation.

(c) Issuance of Securities. The Securities have been duly authorized and, upon issuance and payment therefore in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all liens, charges and other encumbrances with respect to the issuance thereof.

(d) Third-Party Authorization.  The Company has obtained all such approvals, authorizations, permissions and consents as may be required under applicable law, rules and regulations in order to enter into, implement and otherwise give effect to this Agreement.

4. COVENANTS.

(a) Payment of Commitment Fee.  Net1 SA shall pay VCP, for the benefit of the Purchasing Funds, a commitment fee in an amount equal to Five Million Two Hundred Fifty Thousand South African Rand (ZAR 5,250,000), excluding VAT, in aggregate, free of exchange and bank charges and without deduction or set-off of any nature,  which fee shall become due and payable on the date of first draw down by Net1 SA under the Loan Facilities.

(b) Filing of Form 8-K.  The Company agrees that it shall, within the time required under the 1934 Act, file a Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby.

(c) Blue Sky.  The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify the sale of the Securities by the Purchasing Funds under applicable securities or "Blue Sky" laws of the states of the United States in such states; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(d) Limitation on Short Sales and Hedging Transactions.  VCP on its own behalf and on behalf of the Purchasing Funds agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 7(j), VCP and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) "short sale" (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Securities or (ii) hedging transaction, which establishes a net short position with respect to the Securities.

(e) Minimum Holdings of Company.  VCP undertakes, for so long as any the Loan Facilities have not been settled in full, that the Funds will not sell any shares if the result of the sale would be that the Funds together shall cease to Beneficially Own at least twenty percent (20%) of the issued and outstanding shares of the Common Stock of the Company.

(f) Amendments to Financing Agreements.  The Company and Net1 SA agree that they will not effect any amendments to the agreements containing the Loan Facilities, to the extent that any such amendments would adversely affect VCP's obligations under this Agreement, without the prior written consent of VCP.

(g) Disposition of Securities.  VCP shall not exercise any of its powers and rights in respect of the Funds to sell or transfer any Securities except as provided in this Agreement or as between any of the Funds.  VCP shall not exercise any of its rights or powers in relation to the Funds to sell or transfer any Securities except pursuant to Rule 144 under the 1933 Act or another exemption from the registration requirements under the 1933 Act.

5. TRANSFER AGENT INSTRUCTIONS.

The Securities shall be issued in certificated or restricted book-entry form and shall bear a restrictive legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER'S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

6. CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) "1933 Act" means the Securities Act of 1933, as amended.

(b) "Beneficially Own" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

(c) "Business Day" means any day, other than a Saturday, Sunday or day on which banks are not generally open for business in the Republic of South Africa or the United States, on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(d) "Closing" shall have the meaning set forth in the Sale Agreement.

(e) "Eastern Time" means the time of the fifth time zone west of Greenwich, England that includes the eastern United States.

(f) "Event of Default" shall have the meaning set forth in the agreements containing the Loan Facilities.

(g) "Facility G" means the Rand-denominated bullet facility in an aggregate amount equal to R768,975,000.

(h) "Facility H" means the Rand-denominated bullet facility in an aggregate amount equal to R350,000,000.

(i) "Funds" means  - The Value Capital Partners H4 QI Hedge Fund Scheme, Sentinel Retirement Fund, Standard Bank Group Retirement Fund, Firstrand Retirement Fund, Eskom Pension and Provident Fund, Telkom Retirement Fund, and any other entities/funds that may engage VCP as an investment manager from time to time.

(j) "Loan Facilities" means the Facility G and Facility H.

(k) "Longstop Date" shall have the meaning set forth in the Sale Agreement.

(l) "Maturity Date" means the date occurring eighteen (18) months after the first utilisation date under each Loan Facility.

(m) "Person" means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(n) "Principal Market" means the Nasdaq Capital Market.

(o) "Requisite Stockholder Approval" means the approval by the holders of Common Stock of the Company for the issuance of shares of Common Stock in excess of the Share Cap in accordance with the rules of The Nasdaq Stock Market LLC.

(p) "Sale Agreement" means the Sale of Shares Agreement, dated October 31, 2021, by and among the Company, Net1 SA, Old Mutual Life Assurance Company (South Africa) Limited, Lirast (Mauritius) Company Limited, SIG International Investment (BVI) Limited, Aldgate International Limited, Ivan Michael Epstein, PFCC (BVI) Limited, PCF Investments (BVI) Limited, Ovobix (RF) Proprietary Limited, Luxanio 227 Proprietary Limited, Vista Capital Investments Proprietary Limited, Vista Treasury Proprietary Limited, K2021477132 (South Africa) Proprietary Limited and Cash Connect Management Solutions Proprietary Limited.

(q) "SEC" means the U.S. Securities and Exchange Commission.

(r) "Share Cap" means a number of shares of Common Stock equal to the product of (i) 0.1999 and (ii) (x) 57,687,092 (subject to adjustment in the event of a stock split, stock dividend, combination or other proportionate adjustment) minus (y) the number of shares of Common Stock to be issued pursuant to the Sale Agreement to the Sellers (as defined therein).

(s) "Transfer Agent" means JSE Investor Services (Pty) Ltd or such other person who is then serving as the Transfer Agent for the Company in respect of the Common Stock.

7. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial.  The corporate laws of the State of Florida shall govern all issues concerning the relative rights of the Company and its shareholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF (or other electronic reproduction) signature.

(c) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement.  This Agreement supersedes all other prior oral or written agreements between VCP, the Funds, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, including the Heads of Agreement among the parties hereto, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor VCP makes any representation, warranty, covenant or undertaking with respect to such matters.  Each of the Company and VCP acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f) Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company or Net1 SA:

Net1 UEPS Technologies, Inc.
President Place, 4th Floor,

Nr. Jan Smuts Avenue and Bolton Road,

Rosebank, Gauteng, RSA

Telephone: 011 343 2000
Attention: Alex Smith
Email: alex.smith@net1.com

With a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
444 West Lake Street, Suite 4000

Chicago, IL 60606-0029
Telephone: 1 312 984 7617
Facsimile: 1 312 984 7700
Attention: Eric Orsic
Email: eorsic@mwe.com

 and

 McDermott Will & Emery UK LLP
110 Bishopsgate

London EC2N 4AY

United Kingdom
Telephone: 44 20 757 6900
Facsimile: 44 20 7577 6950
Attention: Stuart Mathews
Email: smathews@mwe.com

If to VCP:

Value Capital Partners Proprietary Limited
Rosebank Link, 8th Floor,
173 Oxford Road, Rosebank,

2196, Gauteng, RSA
Telephone: 27 10 060 0800
Attention: Sherleen Pather
Email: sherleen@valuecapital.co.za

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number, or (C) electronically generated by the sender's electronic mail containing the time, date and recipient email address, shall be rebuttable evidence of receipt in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of VCP, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment.  Neither VCP nor the Funds may assign its rights or obligations under this Agreement.

(h) Third Party Beneficiaries.  FirstRand Bank Limited, a public company incorporated in the Republic of South Africa, acting through its Rand Merchant Bank Division ("RMB"), is an intended third party beneficiary of the rights granted to the Company herein. Except as set forth in the preceding sentence, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto and their successors and permitted assigns, in accordance with and subject to the terms of this Agreement, and nothing in this Agreement, express or implied, is intended to, and does not, confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder or any rights to enforce any provision of this Agreement.

(i) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) Termination.  Unless otherwise agreed by the parties hereto, this Agreement may be terminated only as follows:

(i) This Agreement shall automatically terminate on the date that the Company sells and the Funds purchase the Securities as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

(ii) This Agreement shall automatically terminate in the event that Facility G and Facility H are fully settled.

(iii) This Agreement shall automatically terminate at 11:59 p.m. South African Standard Time on the Longstop Date (initially being May 31, 2022) if the conditions precedent set forth in Section 1(a) have not been fulfilled by such date.

(iv) The representations and warranties of the Company and VCP contained in Sections 2 and 3 hereof and the agreements and covenants set forth in Sections 4(g) and 7, and the provisions of Section 6 shall survive any termination of this Agreement.

(k) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

* * * * *

IN WITNESS WHEREOF, VCP, Net1 SA and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

NET1 UEPS TECHNOLOGIES, INC.

By: /s/ Alex M.R. Smith
Name: Alex M.R. Smith
Title: Chief Accounting Officer

NET1 SA:

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA
PROPRIETARY LIMITED

By: /s/ Alex M.R. Smith
Name: Alex M.R. Smith
Title: Director

VCP AND THE FUNDS:

VALUE CAPITAL PARTNERS PROPRIETARY LIMITED,
FOR ITSELF AND IN ITS CAPACITY AS INVESTMENT
MANAGER OF THE FUNDS

By: /s/ Sam Sithole
Name: Sam Sithole
Title: CEO

EXHIBIT A

Amendment No. 2 to the Cooperation Agreement

AMENDMENT NO. 2
TO
COOPERATION AGREEMENT

This Amendment No. 2 (this "Amendment") to Cooperation Agreement dated as of March 22, 2022, is by and between Net 1 UEPS Technologies, Inc., a Florida corporation (the "Company"), and Value Capital Partners (Pty) Ltd. (Registration number 2016/242305/07), a South African private company ("VCP," and together with the Company, the "Parties," and each, a "Party").

RECITALS

WHEREAS, the Parties have entered into a Cooperation Agreement dated as of May 13, 2020, which was amended by Amendment No. 1 on December 9, 2020 (as heretofore amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Agreement"); and

WHEREAS, the Parties hereto desire to amend the Agreement to (i) permit VCP to acquire the Company's securities pursuant to that certain Securities Purchase Agreement dated as of March 14, 2022, by and among the Company, Net1 Applied Technologies South Africa Proprietary Limited and VCP and (ii) modify certain standstill provisions related thereto.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions.  Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2. Amendments to Section 2 of the Agreement.  As of the date hereof, Section 2 of the Agreement is hereby amended or modified as follows:

(a) Section 2(b) of the Agreement is hereby amended and restated in its entirety as follows:

"(b) except following approval of the Board, purchase or cause to be purchased or otherwise acquire (i) beneficial ownership of any Common Stock or other Securities of the Company (other than securities issued pursuant to a plan established by the Board for members of the Board or a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by VCP), if immediately after the taking of such action, VCP together with its controlled and controlling Affiliates would, in the aggregate, beneficially own more than 24.9% of the then outstanding shares of Common Stock, or (ii) interests in any of the Company's indebtedness; provided, however that the foregoing purchase and acquisition limitation shall not any apply to any shares of Common Stock acquired pursuant to that certain Securities Purchase Agreement dated as of March 14, 2022, by and among the Company, Net1 Applied Technologies South Africa Proprietary Limited and VCP;"

(b) The two paragraphs at the end of Section 2 of the Agreement, beginning with the words, "In the event that . . . ."  are hereby amended and restated in their entirety as follows:

"Notwithstanding anything to the contrary herein, nothing in this Agreement shall restrict (i) VCP's ability to vote, transfer or hedge any Common Stock beneficially owned by it or (ii) the New Nominee from taking any action in his or her capacity as a director of the Company in a manner consistent with his or her fiduciary duties to the Company, and the taking of any such action by such individuals shall not be a breach of this Agreement."

3. Date of Effectiveness; Limited Effect.  This Amendment shall be deemed as of the date first written above.  Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.  Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party.  On and after the date hereof, each reference in the Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment.

4. Miscellaneous.

(a) This Amendment is governed by and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

NET 1 UEPS TECHNOLOGIES, INC.

By: /s/ Alex M.R. Smith
Name:  Alex M.R. Smith
Title: Chief Accounting Officer

VALUE CAPITAL PARTNERS (PTY) LTD.

By: /s/ Sam Sithole
Name:  Sam Sithole
Title: CEO